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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement No. 333-112850 on Form S-8 of Bristol West Holdings, Inc. of our reports dated March 17, 2004 (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142 on January 1, 2002), appearing in this Annual Report on Form 10-K of Bristol West Holdings, Inc. for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP
Hartford, Connecticut March 17, 2004

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  EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT